UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Sunshine Financial, Inc. (the “Company”) held its annual meeting of stockholders on May 18, 2016. Holders of record of the Company’s common stock at the close of business on March 25, 2016, were entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1- Election of Directors

The Company’s stockholders approved the election of Brian P. Baggett, Joyce E. Chastain and Louis O. Davis, Jr. as directors of the Company for a term to expire in the year 2019.

	Brian P. Baggett	Joyce E. Chastain	Louis O. Davis, Jr.

For	579,118	453,242	486,695
Withheld	131,413	257,289	223,836
Broker Non-Votes	270,435	270,435	270,435

Proposal 2- Advisory Vote as to the Compensation of the Registrant’s Executives

A majority of the Registrant’s shareholders, in a non-binding advisory vote, voted for the compensation of the Registrant’s named executive officers.

Number of Votes
For	558,891
Against	148,675
Abstain	2,965
Broker Non-Votes	270,435

Proposal 3 – Ratification of Independent Public Accounting Firm

The Company’s stockholders ratified the appointment of Hacker, Johnson & Smith, PA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Number of Votes
For	969,386
Against	11,455
Abstain	125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC.

Date:	May 19, 2016	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer

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